EXHIBIT 23
INFINITY PROPERTY AND CASUALTY CORPORATION
EXHIBIT 23 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 28, 2012 , except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for costs associated with issuing or renewing insurance contracts and the effects of the adoption of the accounting standard related to the presentation of comprehensive income, as to which the date is September 12, 2012, with respect to the consolidated financial statements and schedules of Infinity Property and Casualty Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Infinity Property and Casualty Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2011:

Form	Registration Number	Description
S-8	333-109445	2002 Stock Option Plan
S-8	333-117711	Employee Stock Purchase Plan
S-8	333-125442	Non-employee Directors’ Stock Ownership Plan
S-3	333-168605	Shelf Registration Statement of Debt and Equity Securities

Birmingham, Alabama
September 12, 2012	/S/ ERNST & YOUNG LLP